Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-191518) pertaining to the 2013 Equity Incentive Award Plan, 2007 Equity Incentive Plan, and 2013 Employee Stock Purchase Plan of Evoke Pharma, Inc. of our record dated March 25, 2014, with respect to the financial statements of Evoke Pharma, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2013.

/s/ Ernst & Young LLP

San Diego, California

March 25, 2014